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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) April 27, 2006

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                      ARABIAN AMERICAN DEVELOPMENT COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                      0-6247                 75-1256622
(STATE OR OTHER JURISDICTION          (COMMISSION            (IRS EMPLOYER
      OF INCORPORATION)               FILE NUMBER)         IDENTIFICATION NO.)

         10830 NORTH CENTRAL EXPRESSWAY, SUITE 175, IRVING, TEXAS 75231
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

      (Registrant's Telephone Number, Including Area Code): (214) 692-7872

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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS

In accordance with Article III, Section 2 of the Registrant's By-Laws, and by unanimous written consent of Registrant's Board of Directors, dated April 27, 2006, Nicholas N. Carter was appointed to be a member of the Board of Directors of the Registrant on even date therewith. During 2005, South Hampton Resources Inc. ("South Hampton"), a wholly owned subsidiary of Texas Oil and Chemical Co. II, Inc. ("TOCCO"), a wholly owned subsidiary of American Shield Refining Company, a wholly owned subsidiary of the Registrant, incurred product transportation costs of approximately $507,000 with Silsbee Trading and Transportation Corp. ("STTC"), a private trucking and transportation carrier in which Mr. Carter holds a 100% equity interest. Pursuant to a lease agreement, South Hampton leases transportation equipment from STTC. Approximately 95% of STTC's income will be derived from such lease arrangement. The term of the lease agreement runs from January 1, 2004 through December 31, 2008. STTC also entered into a capital lease with South Hampton for acquisition of a motorized man lift. At the end of the five year lease period, title to the equipment will be transferred to South Hampton for a final payment of one dollar.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         ARABIAN AMERICAN DEVELOPMENT COMPANY

Date:  April 27, 2006    By: /s/ Nicholas Carter
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                             Nicholas N. Carter, Secretary

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